Exhibit 99.1

Innovative Photovoltaic Manufacturing Solutions	GT Solar International, Inc. 243 Daniel Webster Highway Merrimack, NH 03054, U.S.A. Phone: +1 603 883 5200 Fax: +1 603 595 6993 Web: www.gtsolar.com

Former Western Digital Chairman Matthew Massengill Joins
GT Solar’s Board of Directors

- GT Solar Named to NASDAQ Clean Energy Index -

MERRIMACK, N.H. – September 18, 2008 – GT Solar International, Inc. (NASDAQ:SOLR), a global provider of specialized equipment and technology for the solar power industry, today announced that it has added Matthew Massengill to its Board of Directors, increasing the number of directors to seven.

Mr. Massengill, 47, is the former chairman, president and chief executive officer of Western Digital Corporation, a leader in electronic storage. Under his leadership, Western Digital became a premier supplier of hard drives for PCs and consumer electronics, achieved the industry’s most efficient cost structure and returned to consistent, profitable growth.  During Mr. Massengill’s more than 20 years with Western Digital, he held a number of other executive positions including chief operating officer, where he was responsible for worldwide operations, research and development, and marketing.  Prior to joining Western Digital, Mr. Massengill served as a research engineer for Ford Aerospace and Communication Corporation.

Mr. Massengill is currently a director of Western Digital Corporation; Conexant, a manufacturer of silicon semiconductor devices; and Microsemi Corporation, a manufacturer of silicon and silicon carbide semiconductors. He holds a Bachelor of Science degree in engineering from Purdue University, and has received Outstanding Electrical Engineering Alumni and Distinguished Engineering Alumni awards from the university.

“Matt is an experienced executive with strong leadership skills, extensive management experience and a proven track record,” said J. Bradford Forth, chairman of GT Solar.  “Matt’s abilities and insights will be of great value to GT Solar as the company works to expand its product and services offerings, customer base and market reach, and focuses on accelerating its growth.”

Also today, GT Solar announced that it has been named to the NASDAQ Clean Edge U.S. Liquid Series Index (NASDAQ: CELS), an Index that is designed to track the performance of clean energy companies that are publicly traded in the United States.  The Index includes companies that engage in the manufacturing, development, distribution and installation of clean energy technologies. Eligibility is based on a wide variety of criteria including market value, average daily share volume and price.  GT Solar will be added to the Index effective Monday, September 22, 2008.

About GT Solar International, Inc.

GT Solar International, Inc., based in Merrimack, NH, USA (NASDAQ: SOLR) is a global provider of specialized manufacturing equipment and services essential for the production of photovoltaic wafers, cells and modules and polysilicon.  GT Solar’s principal products are directional solidification systems and chemical vapor deposition reactors and related equipment.  For additional information about GT Solar, please visit www.gtsolar.com.

Forward-Looking Statement

Some of the statements that we make in this press release are forward looking in nature, including our statements regarding expanding GT Solar’s offerings, customer base and market reach, and focusing on accelerating GT Solar’s growth.  These statements are based on management’s current expectations or beliefs. These forward looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside our control, which could cause actual events to differ materially from those expressed or implied by the statements. These factors may include our inability to manage our expansion effectively, our dependence on a small number of customers and suppliers, our limited number of products, increased competition from other manufacturers of equipment for PV products, risks associated with doing business in foreign countries and various other risks as outlined in GT Solar International, Inc.’s filings with the Securities and Exchange Commission, including the Company’s Prospectus dated July 23, 2008 and filed pursuant to Rule 424(b) under the Securities Act, as amended, on July 24, 2008, and the Company’s Form 10-Q filed August 27, 2008.

Media Contact:	Jessica Anderson
Hill & Knowlton
jessica.anderson@hillandknowlton.com
(212) 885-0492